                                                                     EXHIBIT 5.2



                     [LETTERHEAD OF DAVIS, POLK & WARDWELL]






                                                                  March 26, 2003



Comcast Corporation
1500 Market Street
Philadelphia, Pennsylvania 19102-2148

Ladies and Gentlemen:

         We have acted as your counsel in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") of Comcast Corporation, a Pennsylvania corporation (the "COMPANY") filed on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale by the Company from time to time of up to $7,000,000,000 aggregate principal amount of (i) senior debt securities and subordinated debt securities (together, the "DEBT SECURITIES") that shall be fully and unconditionally guaranteed by each of Comcast Cable Communications, Inc., Comcast Cable Communications Holdings, Inc., Comcast Cable Holdings, LLC, Comcast MO Group, Inc., and Comcast MO of Delaware, Inc. (collectively, the "CABLE GUARANTORS," and together with the Company, the "OBLIGORS"), (ii) shares of preferred stock, without par value (the "PREFERRED STOCK"), (iii) shares of Class A Common Stock, $0.01 par value (the "CLASS A COMMON STOCK"), (iv) shares of Class A Special Common Stock, $0.01 par value (the "CLASS A SPECIAL COMMON STOCK"), (v) warrants to purchase Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock or other securities or rights (the "WARRANTS"), (vi) purchase contracts (the "PURCHASE CONTRACTS") requiring the holders thereof to purchase or sell (A) the Company's securities or securities of an entity unaffiliated or affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (B) currencies or composite currencies or (C) commodities, (vii) units (the "UNITS") consisting of Debt Securities, Warrants, Purchase Contracts, Preferred Stock, Class A Common Stock or Class A Special Common Stock or any combination of the foregoing, (viii) guarantees (the "CABLE GUARANTEES") of the Debt Securities by the Cable Guarantors and (ix) guarantees (the "ADDITIONAL GUARANTEES") of Warrants, Purchase Contracts and Units or any combination of

Comcast Corporation                     2                          March 26,2003

the foregoing by the Cable Guarantors. The Debt Securities, Preferred Stock, Class A Common Stock, Class A Special Common Stock, Warrants, Purchase Contracts, Units, Cable Guarantees and Additional Guarantees are herein collectively referred to as the "SECURITIES." The Debt Securities and the Preferred Stock may be convertible and/or exchangeable for Securities or other securities or rights. The senior Debt Securities are to be issued pursuant to an Indenture, dated as of January 7, 2003, as amended by that First Supplemental Indenture, dated as of March 25, 2003 (together, the "SENIOR INDENTURE") among the Company, the Cable Guarantors and The Bank of New York, as Trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "SUBORDINATED INDENTURE") among the Company, the Cable Guarantors and The Bank of New York, as Trustee, substantially in the form attached as an exhibit to the Registration Statement. The Senior Indenture and the Subordinated Indenture are hereinafter referred to individually as an "INDENTURE" and collectively as the "INDENTURES." The Company may offer Depositary Shares (the "DEPOSITARY SHARES") representing interests in Preferred Stock deposited with a Depositary and evidenced by Depositary Receipts, and such Depositary Shares are also covered by the Registration Statement.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion.

         On the basis of the foregoing, we are of the opinion that:

         1. When the Indentures have been duly authorized, executed and delivered (or with respect to the Senior Indenture, assuming the Senior Indenture has been duly authorized, executed and delivered) by the Trustee, the Company and the Cable Guarantors, the specific terms of a particular Debt Security have been duly authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, such Debt Security will constitute a valid and binding obligation of the Company enforceable in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

         2. When the Indentures have been duly authorized, executed and delivered (or with respect to the Senior Indenture, assuming the Senior Indenture has been duly authorized, executed and delivered) by the Trustee, the Company and the Cable Guarantors, the specific terms of a

Comcast Corporation                     3                          March 26,2003

particular Debt Security have been authorized and established in accordance with the applicable Indenture and such Debt Security has been duly authorized, executed, authenticated, issued and delivered in accordance with the applicable Indenture and the applicable underwriting or other agreement, the Cable Guarantees relating to such Debt Security will be valid and binding obligations of the Cable Guarantors, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar law affecting creditors' rights generally from time to time in effect and to general equity principles).

         3. When the Warrants have been duly authorized by the Company, the applicable Warrant Agreement has been duly executed and delivered and the Warrants have been duly issued and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

         4. When the Additional Guarantees have been duly authorized by the Cable Guarantors, the applicable Guarantee Agreement has been duly executed and delivered and the applicable Warrants, Purchase Contracts and/or Units, as the case may be, have been duly issued and delivered by the Company as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Additional Guarantees will constitute valid and binding obligations of the Cable Guarantors, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

         5. When the Units and Purchase Contracts have been duly authorized by the Company, the applicable Unit Agreement, Purchase Contract Agreement and Pledge Agreement have been duly executed and delivered, the Units and Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally from time to time in effect and to general equity principles).

Comcast Corporation                     4                          March 26,2003

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such Security, (i) the Board of Directors shall have duly established the terms of such Security and duly authorized the issuance and sale of such Security and such authorization shall not have been modified or rescinded; (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company or the Cable Guarantors with the terms of such Security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or the Cable Guarantors, or any restriction imposed by any court or governmental body having jurisdiction over the Company or the Cable Guarantors.

         We are members of the Bars of the State of New York and California and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Matters" in the prospectus.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                     Very truly yours,

                                                     /s/ Davis, Polk & Wardwell